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                                                                  EXHIBIT (h)(3)
                     AMENDMENT TO MASTER SERVICES AGREEMENT

      AMENDMENT made this 5th day of November 2004, between BISYS FUND SERVICES OHIO, INC. ("BISYS"), an Ohio corporation having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219; and STI CLASSIC FUNDS (the "Trust") a Massachusetts business trust, c/o Trusco Capital Management, Inc., 50 Hurt Plaza, Suite 1400, Atlanta, GA 30303.

      WHEREAS, the Trust and BISYS entered into a Master Services Agreement dated as of the 16th day of July, 2004 (as amended to date, the "Agreement"), pursuant to which BISYS performs fund accounting services for each Fund of the Trust; and

      WHEREAS, the Trust desires that BISYS provide certain services in connection with the valuation of securities held in each Fund's portfolio, and BISYS is willing to provide the services set forth in this Amendment on the terms set forth herein.

      NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, the Trust and BISYS hereby agree as follows:

      1. SERVICES AS FUND ACCOUNTANT.

      (a) The Trust has elected to apply Valuation Procedures that involve pricing information from Fair Value Information Vendors, for the Funds set forth on Schedule, or such other Funds as may be designated in writing from time to time. For those Funds, BISYS will apply securities pricing information as required or authorized under the terms of the Valuation Procedures, including fair value pricing information or adjustment factors from Fair Value Information Vendors with respect to securities for which market quotations are not readily available, for which a significant event has occurred following the close of the relevant market but prior to the Fund's pricing time, or which are otherwise required.

      (b) Consistent with the terms of the Agreement, in connection with the services provided in 1(a) above, BISYS will keep and maintain the books and records that are required to be kept and maintained under Rule 31a-1 or other applicable regulations under the 1940 Act, including those pertaining to (i) fair value prices and/or adjustment factors provided by Fair Value Information Vendors, and (ii) market prices for securities that are valued using fair value information provided by Fair Value Information Vendors.

      2. COMPENSATION AND EXPENSES.

(a)As compensation for the services set forth in Section 1 above and under items
(b)(1), (2) and (3) of Schedule C to the Agreement that relate to the use of Fair Value Information Vendors ("Fair Value Support Services"), the Trust shall pay to BISYS the additional compensation set forth on Schedule B to this Amendment. The Trust shall pay the annual servicing fee for each Fund that the Trust designates as being subject to fair value determinations and for which Fair Value Support Services are to be provided by BISYS hereunder. The

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Compensation set forth under this Amendment is payable in addition to the compensation otherwise payable under the Agreement.

      (b)The Trust shall also reimburse BISYS for the actual costs incurred by BISYS to Fair Value Information Vendors in accordance with Section 4(c)(ii) of the Agreement.

      3.INSTRUCTIONS AND COMPLIANCE.

      The Trust retains its overall responsibilities to (i) adopt policies and procedures to monitoring for circumstances that may necessitate the use of fair value prices, (ii) establish criteria for determining when market quotations are no longer reliable for a particular portfolio security, (iii) determine a methodology or methodologies by which the Trust determines the current fair value of the portfolio security, and (iv) regularly review the appropriateness and accuracy of the method used in valuing securities and make any necessary adjustments.

      4.INFORMATION TO BE FURNISHED BY THE TRUST

      The Trust has approved, or shall approve, each independent pricing vendor and Fair Value Information Vendor to be used by BISYS in rendering fund accounting services, including Fair Value Support Services hereunder.

      The Trust has furnished BISYS with a copy of the Trust's Valuation Procedures and any related policies or procedures applicable to the services hereunder, and BISYS agrees to render its services hereunder in a manner consistent with the Valuation Procedures and such related policies or procedures. The Trust will submit any material amendments to its Valuation Procedures and such related policies or procedures to BISYS for BISYS' review, and any amendment that would have a material impact upon the services to be rendered by BISYS or the responsibilities of BISYS shall be subject to approval by BISYS in good faith, including but not limited to the designation of any additional Fair Value Information Vendor.

      5.MISCELLANEOUS

      (a)Capitalized terms used but not defined in this Amendment have the respective meanings ascribed to them in the Agreement.

      (b)This amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein.

      (c)Each reference to the Agreement in the agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect (including, without limitation, the term of the Agreement). No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

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      (d)Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

      (e)This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

                                   * * * * *

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

                                    STI CLASSIC FUNDS

                                    By: /s/ Deborah Lamb
                                        -----------------------------
                                    Name: Deborah Lamb
                                    Title: Executive Vice President/Chief
                                           Compliance Officer

                                    BISYS FUND SERVICES OHIO, INC.

                                    By: /s/ Fred Naddaff
                                        -----------------------------
                                    Name: Fred Naddaff
                                    Title: President

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                                   SCHEDULE A

                               TO THE AMENDMENT TO
                            FUND ACCOUNTING AGREEMENT
                            BETWEEN STI CLASSIC FUNDS
                       AND BISYS FUND SERVICES OHIO, INC.

                                      FUNDS

International Equity Fund

International Equity Index Fund

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                                   SCHEDULE B

                               TO THE AMENDMENT TO
                            FUND ACCOUNTING AGREEMENT
                            BETWEEN STI CLASSIC FUNDS
                       AND BISYS FUND SERVICES OHIO, INC.

                                      FEES

ADDITIONAL SERVICE FEES

One-time Development Fee, due upon the
execution of this Amendment: $30,000

(The Development Fee is the total amount for the fund complex. For these purposes, the fund complex includes the funds of the STI Classic Variable Trust.)

Annual Fee for services provided by BISYS under this Amendment:

      For each Fund with less than 200 securities $5,000

      For each Funds with at least 200 securities $7,500

(The Annual Fee is to be billed in equal monthly installments in respect of each Fund that the Trust designates as being subject to fair value determinations and for which services are to be provided by BISYS hereunder.)

OUT-OF-POCKET EXPENSES AND MISCELLANEOUS CHARGES

In addition to the above fees, BISYS shall be entitled to receive payment for out-of-pocket expenses and miscellaneous charges, as set forth in Section 2(b) of this Amendment. This includes the actual costs charged by Fair Value Information Vendors with respect to the provision of fair value pricing information to BISYS for use in valuing the portfolio holdings of a specific Fund or Funds. IDC currently charges $10,000 per Fund or $15,000 per Fund if the Fund has more than 200 securities.

CPI ESCALATION

The fixed fees and other fees expressed as stated dollar amounts in this schedule and in the Agreement shall be increased annually commencing on the one-year anniversary date of the Effective Date by the percentage increase since the Effective Date in consumer prices for services as measured by the United States Consumer Price Index entitled "All Services Less Rent of Shelter" or a similar index should such index no longer be published.

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